Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS:

WHEREAS, Zion Oil & Gas, Inc., a Delaware corporation (the "Corporation"), has prepared and proposes to file a Second Amended Annual Report pursuant to Section 13 or 15(d) of the Securities Act of 1934, as amended, on Form 10-KSB/A for the Corporation's fiscal year ended December 31, 2004 (the "Report"); and

WHEREAS, the Report and the Corporation's financial statements included therein have been reviewed and their issuance been approved by the Corporation's Audit Committee and Board of Directors of the Corporation; and

WHEREAS, Board of Directors of the Corporation have authorized the Corporation's Chief Executive Officer and Principal Financial Officer to sign the Report on behalf of the Corporation;

NOW, THEREFORE, the undersigned hereby constitute and appoint Eugene A. Soltero as attorney for the undersigned and in the undersigned's name, place and stead, and in each of the undersigned's offices and capacities as an officer and/or a director of the Corporation, to execute and file the Report in accordance with the requirements of the Securities Exchange Act of 1934, as amended, and thereafter to execute and file any amended Report or supplement thereto as may be necessary or required to be filed, hereby giving and granting to said attorney full power and authority to do and perform all and every act and thing whatsoever requisite and necessary to be done in and about the premises as fully, to all intents and purposes, as the undersigned might or could do if personally present at the doing thereof, hereby ratifying and confirming all that said attorney may or shall lawfully do, or cause to be done, by virtue hereof. This instrument may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall be deemed to be one and the same instrument.

IN WITNESS WHEREOF, we have hereunto set our hands this 29th day of March 2006.
/s/ John M. Brown	/s/ Richard Rinberg	/s/ Glen H. Perry
John M. Brown Chairman and Founder, Director	Richard Rinberg President; Director	Glen H. Perry Executive Vice President; Director
/s/ Philip Mandelker		/s/ Kent S. Siegel
Philip Mandelker Secretary; Director	James A. Barron Director	Kent S. Siegel Director
/s/ Robert Render	/s/ Paul Oroian	/s/ Yehezkel Druckman
Robert Render Director	Paul Oroian Director	Yehezkel Druckman Director
/s/ Forrest A. Garb
Forrest A. Garb Director